Exhibit 99.1

Contact: Alan Caminiti: 914-701-8400

FOR IMMEDIATE RELEASE

Purchase, N.Y. April 22, 2004 — Atlas Air Worldwide Holdings, Inc. (AAWH) and its subsidiaries have filed a Debtors’ Joint Plan of Reorganization and its accompanying Disclosure Statement in the United States Bankruptcy Court for the Southern District of Florida.

A hearing to approve the adequacy of the Disclosure Statement will be held on May 24, 2004 and the hearing on confirmation of the plan is expected in July 2004.

Under the proposed Plan of Reorganization, all equity interests of AAWH, including its common stock, will be extinguished and will not be recoverable by existing equity holders.

“The action we have taken in filing the Plan of Reorganization and Disclosure Statement is consistent with our intention to emerge from bankruptcy as quickly as possible with minimal disruption to our operations,” said Jeffrey H. Erickson, President and Chief Executive Officer of AAWH. “We are pleased with the progress we have made to date. We have developed a restructuring plan that will be implemented through the Chapter 11 filing and that will enable us to successfully emerge as a stronger company with a competitive cost structure.”

As the case proceeds, AAWH will continue to negotiate with its creditors regarding issues in the case. Therefore, the materials that have been filed should be regarded as preliminary.

About AAWH

AAWH, through its subsidiaries, Atlas and Polar, provides cargo services throughout the world to major international airlines pursuant to contractual arrangements with its customers in which it provides the aircraft, crew, maintenance and insurance (“ACMI”). The company also provides airport-to-airport scheduled air-cargo service, as well as commercial and military charter service. The principal markets served are Asia and the Pacific Rim from the United States and Europe and between South America and the United States.

     Certain of the information contained in the Plan and Disclosure Statement should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company to operate pursuant to the terms of its DIP financing facility; the Company’s ability to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 cases; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company’s ability to maintain contracts that are critical to its operations; the potential adverse impact of the Chapter 11 cases on the Company’s liquidity or results of operations; the ability of the Company to fund and execute its business plan; the ability of the Company to attract, motivate and/or retain key executives and associates; the ability of the Company to attract and retain customers; demand for air cargo business in the markets in which the Company operates; economic conditions; labor costs; financing costs; aviation fuel costs; security-related costs; competitive pressures on pricing (particularly from lower-cost competitors); weather conditions; government legislation and regulation; consumer perceptions of the Company’s products; and other risks and uncertainties listed from time to time in the Company’s reports to the United States Securities and Exchange Commission. Other factors and assumptions not identified above are also involved in the preparation of forward-looking statements, and the failure of such other factors and assumptions to be realized may also cause actual results to differ materially from those discussed. The Company assumes no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Similarly, these and other factors, including the terms of any plan of reorganization ultimately confirmed, can affect the value of the Company’s various pre-petition liabilities. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies. Accordingly, the Company urges that appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.

The Company continues to confer with all of its creditors regarding issues in its Chapter 11 case and those of its subsidiaries. The materials contained in these public filings are preliminary only and are subject to substantial and material modifications. Therefore, no one should rely upon the disclosure of such information in making any investment decisions. The disclosures are not intended to be a solicitation of votes for any reorganization of the Company.

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